UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2013 (May 22, 2013)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 22, 2013, Avis Budget Group, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders in Wilmington, Delaware.  The following matters were submitted to a vote of stockholders and the voting results were as follows:

(1)
Election of Directors: The nine nominees named in the Company’s 2013 proxy statement were elected to serve a one-year term expiring in 2014 and until their successors are duly elected and qualified, based upon the following votes:

Director Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Ronald L. Nelson	88,664,519	2,713,795	94,853	7,739,723
Alun Cathcart	91,034,516	333,618	105,033	7,739,723
Mary C. Choksi	89,217,038	2,151,117	105,012	7,739,723
Leonard S. Coleman	87,681,658	3,679,441	112,068	7,739,723
John D. Hardy, Jr.	91,107,633	260,041	105,493	7,739,723
Lynn Krominga	89,053,296	2,310,505	109,366	7,739,723
Eduardo G. Mestre	91,045,145	314,657	113,365	7,739,723
F. Robert Salerno	91,279,324	109,218	84,625	7,739,723
Stender E. Sweeney	89,092,099	2,277,255	103,813	7,739,723

(2)
Ratification of Appointment of Independent Registered Accounting Firm:  The appointment of Deloitte & Touche LLP to serve as the Company’s independent registered accounting firm for fiscal year 2013 was ratified as follows:

Votes For	Votes Against	Abstain
95,435,871	3,628,534	148,485

(3)
Advisory Approval of the Compensation of our Named Executive Officers:  The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s 2013 proxy statement, was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
90,652,736	650,544	169,887	7,739,723

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President and Corporate Secretary

Date: May 23, 2013